Exhibit 24.1
POWER OF ATTORNEY
Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the "Corporation"), do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2021, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ ALAN L. BELLER	February 9, 2022
Alan L. Beller

By	/s/ JANET M. DOLAN	February 9, 2022
Janet M. Dolan

By	/s/ PATRICIA L. HIGGINS	February 9, 2022
Patricia L. Higgins

By	/s/ WILLIAM J. KANE	February 9, 2022
William J. Kane

By	/s/ THOMAS B. LEONARDI	February 9, 2022
Thomas B. Leonardi

By	/s/ CLARENCE OTIS JR.	February 9, 2022
Clarence Otis Jr.

By	/s/ ELIZABETH E. ROBINSON	February 9, 2022
Elizabeth E. Robinson

By	/s/ PHILIP T. RUEGGER III	February 9, 2022
Philip T. Ruegger III

By	/s/ RAFAEL SANTANA	February 9, 2022
Rafael Santana

By	/s/ TODD C. SCHERMERHORN	February 9, 2022
Todd C. Schermerhorn

By	/s/ LAURIE J. THOMSEN	February 9, 2022
Laurie J. Thomsen

By	/s/ BRIDGET VAN KRALINGEN	February 9, 2022
Bridget van Kralingen

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